Exhibit 99.1
Company contacts:
Bob Blair
Investor Relations
949.672.7834
robert.blair@wdc.com
Steve Shattuck
Public Relations
949.672.7817
steve.shattuck@wdc.com
FOR IMMEDIATE RELEASE:
WD ANNOUNCES Q2 REVENUE OF $1.8 BILLION AND
NET INCOME OF $14 MILLION, OR $0.06 PER SHARE
Non-GAAP Net Income of $123 Million, or $0.55 per share
LAKE FOREST, Calif. — Jan. 28, 2009 — Western Digital Corp. (NYSE: WDC) today reported revenue of $1.8 billion, on shipments of approximately 35.5 million units and net income of $14 million, or $0.06 per share, for its fiscal second quarter ended Dec. 26, 2008. The company’s results include charges of $113 million associated with the restructuring plan announced on Dec. 17, 2008. Excluding the restructuring charges and the related tax benefit of $4 million, non-GAAP net income was $123 million or $0.55 per share.1
     In the year-ago quarter, the company reported revenue of $2.2 billion, of which $2.1 billion related to the sale of hard drives. Year-ago unit shipments were 34.2 million and net income was $305 million, or $1.35 per share.
      The company shipped 13.8 million 2.5-inch mobile drives and 4.1 million 3.5-inch units for the PVR/DVR market, compared with 8.7 million and 4.1 million units

[1]	Non-GAAP net income consists of GAAP net income of $14 million plus $113 million of restructuring charges less $4 million of tax benefits related to the restructuring charges. Non-GAAP earnings per share of $0.55 is calculated by using the same 224 million diluted shares as is used for GAAP earnings per share.

WD Announces Q2 Revenue of $1.8 Billion and
Net Income of $14 Million, or $0.06 Per Share

a year ago, respectively. Branded products accounted for 22 percent of hard drive revenue in the December quarter compared with 18 percent in the year-ago quarter.
     The company generated $300 million in cash from operations during the December quarter, ending with total cash and cash equivalents of $1.4 billion.
     “Against a backdrop of unprecedented global economic turmoil and a rapid intra-quarter fall off in demand for hard drives, WD acted swiftly to align production and operating expenses with significantly lower-than-originally planned unit volumes,” said John Coyne, president and chief executive officer. “With a strong balance sheet and competitive cost structure, we plan to continue investing in next-generation product platforms and technologies during this downturn. We are focused on maintaining our leadership in technology deployment, ease-of-use features, and availability of the right products for our diversified customer base. We remain enthused about our long-term prospects as a full-line storage supplier in addressing the demands of both the commercial and consumer markets as the digitization of content continues to grow.”
     The investment community conference call to discuss these results will be broadcast live over the Internet today at 2 p.m. PST/5 p.m. EST. The call will be accessible live and on an archived basis via the link below:

Audio Webcast:	www.westerndigital.com/investor
Click on “Conference Calls”

Telephone Replay:	888-562-6879 (toll-free)
+1-402-220-6534 (international)

WD Announces Q2 Revenue of $1.8 Billion and
Net Income of $14 Million, or $0.06 Per Share

About WD
     WD, one of the storage industry’s pioneers and long-time leaders, provides products and services for people and organizations that collect, manage and use digital information. The company produces reliable, high-performance hard drives that keep users’ data accessible and secure from loss. WD applies its storage expertise to consumer products for external, portable and shared storage applications.
     WD was founded in 1970. The company’s storage products are marketed to leading systems manufacturers, selected resellers and retailers under the Western Digital and WD brand names. Visit the Investor section of the company’s Web site (www.westerndigital.com) to access a variety of financial and investor information.
     This press release contains forward-looking statements concerning the amount and timing of the expected charges and related tax benefit associated with WD’s business restructuring plan, the strength of WD’s balance sheet and the competitiveness of its cost structure, WD’s investment in next-generation product platforms and technologies, WD’s leadership in technology deployment and product features and availability, and WD’s prospects as a full-line storage supplier for commercial and consumer markets. The amount of restructuring charges recorded in the December quarter is based on current estimates and assumptions related to, among other things, the fair values of assets that will be disposed. These estimates may change up until the date of actual disposal or completion of the restructuring plan. The foregoing forward-looking statements are based on

WD Announces Q2 Revenue of $1.8 Billion and
Net Income of $14 Million, or $0.06 Per Share

WD’s current expectations and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements, including: the impact of current negative global economic conditions; supply and demand conditions in the hard drive industry; actions by competitors; unexpected advances in competing technologies; uncertainties related to the development and introduction of products based on new technologies and expansion into new hard drive markets; business conditions and growth in the various hard drive markets; pricing trends and fluctuations in average selling prices; changes in the availability and cost of commodity materials and specialized product components that WD does not make internally; and other risks and uncertainties listed in WD’s recent Form 10-Q filed with the SEC on October 31, 2008, to which your attention is directed. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and WD undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances.
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Western Digital, WD, and the WD logo are registered trademarks of Western Digital Technologies, Inc. in the U.S. and other countries.

WESTERN DIGITAL CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions; unaudited)

	Dec. 26,	Jun. 27,
	2008	2008
ASSETS
Current assets:
Cash and cash equivalents	$1,376	$1,104
Accounts receivable, net	926	1,010
Inventories	446	456
Other	147	161

Total current assets	2,895	2,731
Property and equipment, net	1,620	1,668
Goodwill	116	116
Other intangible assets, net	70	81
Other assets	270	279

Total assets	$4,971	$4,875

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$1,075	$1,181
Accrued expenses	243	266
Accrued warranty	94	90
Current portion of long-term debt	60	27

Total current liabilities	1,472	1,564
Long-term debt	444	482
Other liabilities	134	133

Total liabilities	2,050	2,179
Shareholders’ equity	2,921	2,696

Total liabilities and shareholders’ equity	$4,971	$4,875

WESTERN DIGITAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in millions, except per share amounts)
(unaudited)

	Three Months Ended		Six Months Ended
	Dec. 26,	Dec. 28,	Dec. 26,	Dec. 28,
	2008	2007	2008	2007
Revenue, net	$1,823	$2,204	$3,933	$3,970
Cost of revenue	1,533	1,691	3,219	3,134

Gross margin	290	513	714	836

Operating expenses:
Research and development	119	122	252	213
Selling, general and administrative	42	59	99	107
Acquired in-process research and development	—	—	—	49
Restructuring	113	—	113	—

Total operating expenses	274	181	464	369

Operating income	16	332	250	467
Net interest and other	(9)	(16)	(13)	(13)

Income before income taxes	7	316	237	454
Income tax provision (benefit)	(7)	11	12	80

Net income	$14	$305	$225	$374

Net income per common share:

Basic	$0.06	$1.39	$1.01	$1.71

Diluted	$0.06	$1.35	$1.00	$1.66

Common shares used in computing per share amounts:

Basic	222	220	222	219

Diluted	224	226	225	225

WESTERN DIGITAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions; unaudited)

	Three Months Ended		Six Months Ended
	Dec. 26,	Dec. 28,	Dec. 26,	Dec. 28,
	2008	2007	2008	2007
Cash flows from operating activities
Net income	$14	$305	$225	$374
Adjustments to reconcile net income to net cash provided by operations:
Depreciation and amortization	122	111	239	189
In-process research and development	—	—	—	49
Deferred income taxes	(7)	2	(7)	62
Stock-based compensation	11	9	21	17
Loss on investments	6	8	9	8
Non-cash portion of restructuring	80	—	80	—
Changes in operating assets and liabilities	74	84	34	39

Net cash provided by operating activities	300	519	601	738

Cash flows from investing activities
Acquisitions, net of cash acquired	—	(4)	—	(915)
Capital expenditures	(140)	(169)	(302)	(332)
Investments, net	—	142	1	207

Net cash used in investing activities	(140)	(31)	(301)	(1,040)

Cash flows from financing activities
Acquisition-related debt, net	—	(240)	—	510
Issuance of common stock under employee plans, net	10	22	9	32
Repurchase of common stock	—	—	(36)	(16)
Tax benefit from employee stock plans	(4)	—	4	—
Repayment of long-term debt	(3)	(4)	(5)	(7)

Net cash provided by (used in) financing activities	3	(222)	(28)	519

Net increase in cash and cash equivalents	163	266	272	217
Cash and cash equivalents, beginning of period	1,213	651	1,104	700

Cash and cash equivalents, end of period	$1,376	$917	$1,376	$917